DRAWDOWN EQUITY FINANCING AGREEMENT

THIS AGREEMENT dated as of the day of March 28, 2010 (the "Agreement") between Sunrise Energy Investments, Ltd., a Norway based corporation (the "Investor"), and Amerilithium, Corp., a corporation organized and existing under the laws of the state of Nevada (the
"Company").

WHEREAS, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to Ten Million Dollars ($10,000,000) of the Company's common stock, $0.001 par value per share (the "Common Stock"); and

WHEREAS, the purchase and sale of the Company's Common Stock by the Investor will be made in reliance upon the provisions of Section 4(2) under the Securities Act of 1933, as amended (the "1933 Act"), Regulation S, and the rules and regulations promulgated thereunder, and/or upon any other exemption from the registration requirements of the 1933 Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder; and

NOW THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, the covenants and agreements set forth hereafter, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

ARTICLE I
Certain Definitions

Section 1.1.   "Advance" shall mean the portion of the Commitment
Amount requested by the Company in the Drawdown Notice.

Section 1.2. "Advance Date" shall mean the first (1st) Trading Day after expiration of the applicable Pricing Period for each Advance.

Section 1.3. "Drawdown Notice" shall mean a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company and setting forth the Advance amount that the Company requests from the Investor.

Section 1.4. "Drawdown Notice Date" shall mean each date the Company delivers (in accordance with Section 2.2(b) of this Agreement) to the Investor a Drawdown Notice requiring the Investor to advance funds to the Company, subject to the terms of this Agreement. No Drawdown Notice Date shall be less than five (5) Trading Days after the prior Drawdown Notice Date.

Section 1.5. "Closing" shall mean one of the closings of a purchase and sale of Common Stock pursuant to Section 2.3.

Section 1.6. "Commitment Amount" shall mean the aggregate amount of up to Ten Million Dollars ($10,000,000) which the Investor has agreed to provide to the Company in order to purchase the Company's Common Stock pursuant to the terms and conditions of this Agreement.

Section 1.7. "Commitment Period" shall mean the period commencing on the earlier to occur of (i) the Execution Date, or (ii) such earlier date as the Company and the Investor may mutually agree in writing, and expiring on the earliest to occur of (x) the date on which the Investor shall have made payment of Advances pursuant to this Agreement in the aggregate amount of the Commitment Amount, (y) the date this Agreement is terminated pursuant to Section 10.2 or (z) the date occurring thirty-six (36) months after the Execution Date.

Section 1.8. "Common Stock" shall mean the Company's common stock, $0.00001 par value per share.

Section 1.9. "Condition Satisfaction Date" shall have the meaning set forth in Section 7.2.

Section 1.10. "Damages" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and costs and expenses of expert witnesses and investigation).

Section 1.11. "Execution Date" shall mean the date indicated in the preamble to this Agreement.

Section 1.12. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 1.13.  "FINRA" shall mean the Financial Industry Regulatory
Authority.

Section 1.14. "Floor" shall mean the Investor shall immediately cease selling any shares within the Drawdown Notice if, and for such time as, the price falls below a predetermined level ("Floor Price"). The Floor Price is defined as the price specified by the Company in the Drawdown Notice or, if no such price is specified, seventy five percent (75%) of the VWAP of the stock over the preceding five (5) trading days prior to the Drawdown Notice Date. The "Floor" can be waived at the discretion of the Company.

Section 1.15. "Material Adverse Effect" shall mean any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect.

Section 1.16. "Market Price" shall mean the lowest closing VWAP of the Common Stock during the Pricing Period.

Section 1.17. "Maximum Advance Amount" shall not exceed One Hundred Fifty Thousand Dollars ($150,000) or two hundred (200%) percent of the average daily volume based on the trailing ten (10) days preceding the Drawdown Notice date, whichever is of a larger value.

Section 1.18. "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 1.19. "Pricing Period" shall mean the five (5) consecutive Trading Days after the Drawdown Notice Date.

Section 1.20.  "Principal Market" shall mean the Nasdaq National
Market, the Nasdaq Capital Market, the American Stock Exchange, the OTC Bulletin Board, OTC Pink Sheets or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

Section 1.21. "Purchase Price" shall be set at ninety five percent (95%) of the lowest closing VWAP of the common stock during the Pricing Period.

Section 1.22. "Registrable Securities" shall mean the shares of Common Stock to be issued hereunder (i) in respect of which a Registration Statement has not been declared effective by the SEC, (ii) which have not been sold under circumstances meeting all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") or (iii) which have not been otherwise transferred to a holder who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend.

Section 1.23. "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

Section 1.24. "Regulation S" shall have the meaning set forth in the recitals of this Agreement.

Section 1.25.   "SEC" shall mean the United States Securities and
Exchange Commission.

Section 1.26. "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

Section 1.27. "SEC Documents" shall mean Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements of the Company as supplemented to the date hereof, filed by the Company for a period of at least twelve (12) months immediately preceding the date hereof or the Advance Date, as the case may be.

Section 1.28. "Trading Day" shall mean any day during which the New York Stock Exchange shall be open for business.

Section 1.29. "VWAP" shall mean, on any date, the volume-weighted average price of the Common Stock for the past five trading days.

Section 1.30. "Warrant" shall mean a warrant to purchase one common share of the Company at the exercise price of 150% of the warrant issue price. The warrant issue price shall be the VWAP of the common stock on the day of issuance. The warrants shall be exercisable for a period of three years.



                           ARTICLE II
                          Advances

Section 2.1.  Advances.

(a) Subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Article VII hereof), the Company, at its sole and exclusive option, may issue and sell to the Investor, and the Investor shall purchase from the Company, shares of the Company's Common Stock by the delivery, in the Company's sole discretion, of Drawdown Notices. The number of shares of Common Stock that the Investor shall purchase pursuant to each Advance shall be determined by dividing the amount of the Advance by the Purchase Price. No fractional shares shall be issued. Fractional shares shall be rounded to the next higher whole number of shares. The aggregate maximum amount of all Advances that the Investor shall be obligated to make under this Agreement shall not exceed the Commitment Amount.

(b) For each share of the Company's Common Stock, the Investor shall receive one Warrant.

(c) The Investor shall immediately cease selling any shares within the Drawdown Notice if the price falls below the Floor Price. The Company, in its sole and absolute discretion, may waive its right with respect to the Floor and allow the Investor to sell any shares below the Floor Price.

Section 2.2.   Mechanics.

(a) Drawdown Notice. At any time during the Commitment Period, the Company may request the Investor to purchase shares of Common Stock by delivering a Drawdown Notice to the Investor, subject to the conditions set forth in Section 7.2; provided, however, the amount for each Advance as designated by the Company in the applicable Drawdown Notice shall not be more than the Maximum Advance Amount and the aggregate amount of the Advances pursuant to this Agreement shall not exceed the Commitment Amount. The Company acknowledges that the Investor may sell shares of the Company's Common Stock corresponding with a particular Drawdown Notice after the Drawdown Notice is received by the Investor. There shall be a minimum of five (5) Trading Days between each Drawdown Notice Date.

(b) Date of Delivery of Drawdown Notice. A Drawdown Notice shall be deemed delivered on: (i) the Trading Day if such notice is received prior to 5:00 pm Eastern Time; or (ii) the immediately succeeding Trading Day if Drawdown Notice is received by facsimile or otherwise after 5:00 pm Eastern Time on a Trading Day or at any time on a day which is not a Trading Day. No Drawdown Notice may be deemed delivered on a day that is not a Trading Day or if positive receipt is not acknowledged by the Investor, which receipt the Investor will send to the Company promptly on receipt of the Drawdown Notice.

Section 2.3. Closings. On each Advance Date (i) the Company shall deliver to the Investor such number of shares of the Common Stock registered in the name of the Investor as shall equal (x) the amount of the Advance specified in such Drawdown Notice pursuant to Section 2.1 herein, divided by (y) the Purchase Price and (ii) upon receipt of such shares, the Investor shall deliver to the Company the amount of the Advance specified in the Drawdown Notice by wire transfer of immediately available funds. In addition, on or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. To the extent the Company has not paid the fees, expenses, and disbursements of the Investor in accordance with Section 12.4, the amount of such fees, expenses, and disbursements may be deducted by the Investor (and shall be paid to the relevant party) directly out of the proceeds of the Advance with no reduction in the amount of shares of the Company's Common Stock to be delivered on such Advance Date.


(a)
Company's Obligations Upon Closing.

(i) The Company shall use commercially reasonable efforts to deliver to the Investor, through the use of a Deposit Withdrawal Agent Commission system from a Deposit Trust Company method or commonly referred to as "DWAC/DTC" of the Investor's choosing, the shares of Common Stock applicable to the Advance in accordance with Section
2.3. In the event that the Company or its transfer agent is not participating in the DWAC system or is not eligible to participate, the Company will endeavor to participate or become eligible to participate within a reasonable time from the date hereof. Notwithstanding, the Investor will accept physical certificates representing the Company's Common Stock applicable to any Advance in the event DWAC/DTC is not available. Any such certificates shall be free of restrictive legends. Upon receipt, Investor will perform a wire transfer on the same business day provided that the shares have been received in sufficient time to perform such transfer. In the event that the Investor is no longer able, due to time constraints beyond his control, to perform a wire on the day of receipt, the wire will be promptly executed the following business day.

 (ii) the Company shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the Registrable Securities, or shall have the availability of exemptions therefrom. The sale and issuance of the Registrable Securities shall be legally permitted by all laws and regulations to which the Company is subject;

(iii) the Company shall have filed with the SEC in a timely manner all reports, notices and other documents required of a "reporting company" under the Exchange Act and applicable Commission regulations;

(iv) the fees as set forth in Section 12.4 below shall have been paid or can be withheld as provided in Section 2.3; and

	(b)  Investor's Obligations Upon Closing.   Upon receipt of the
shares referenced in Section 2.3(a)(i) above and provided the Company is in compliance with its obligations in Section 2.3, the Investor shall deliver to the Company the amount of the Advance specified in the Drawdown Notice by wire transfer of immediately available funds.

Section 2.4. Hardship. In the event the Investor sells shares of the Company's Common Stock after receipt of an Drawdown Notice and the Company fails to perform its obligations as mandated in Section 2.3, and specifically the Company fails to deliver to the Investor on the Advance Date the shares of Common Stock corresponding to the applicable Advance pursuant to Section 2.3(a)(i), the Company acknowledges that the Investor shall suffer financial hardship and therefore shall be liable for any and all losses, commissions, fees, interest, legal fees or any other financial hardship caused to the Investor.

The Company understands that a delay in the delivery of the securities in the form required pursuant to this Agreement beyond the Closing could result in economic loss to the Investor. After the Execution Date, as compensation to the Investor for late issuance of such shares (delivery of securities after the applicable closing), the Company agrees to make payments to the Investor in accordance with the schedule below where the number of days overdue is defined as the number of business days beyond the close with amount due being cumulative.

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the right of the Investor to pursue damages for the Company's failure to comply with the issuance and delivery of securities to the Investor.

Payments for Each Number of Days Overdue $10,000 Worth of Common Stock

1 $100
2 $200
3 $300
4 $400
5 $500
6 $600
7 $700
8 $800
9 $900
10 $1000
Over 10 $1000 + $200 for each Business Day beyond the tenth day

                           ARTICLE III
            Representations and Warranties of Investor

Investor hereby represents and warrants to, and agrees with, the Company that the following are true and correct as of the date hereof and as of each Advance Date:

Section 3.1. Organization and Authorization. The Investor is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite power and authority to purchase and hold the securities issuable hereunder. The decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments, on behalf of the Investor. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 3.2. Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. It recognizes that its investment in the Company involves a high degree of risk.

Section 3.3. No Legal Advice From the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

Section 3.4.  Investment Purpose. The securities are being purchased by
the Investor for its own account, and for investment purposes.   Any
resale or other disposition of the Common Stock will be solely in accordance with the registration provisions of the Securities Act or pursuant to an exemption from such registration provisions. The Investor is an "Accredited Investor" as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act.

Section 3.5. Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Investor to obtain information from the Company in order to evaluate the merits and risks of this investment. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to this transaction.

Section 3.6. Receipt of Documents. The Investor and its counsel have received and read in their entirety: (i) this Agreement and the Exhibits annexed hereto; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; and (iii) answers to all questions the Investor submitted to the Company regarding an investment in the Company; and the Investor has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

Section 3.7. Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any "Affiliate" of the Company (as that term is defined in Rule 405 of the Securities Act).

Section 3.8. Trading Activities. The Investor's trading activities with respect to the Company's Common Stock shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the Principal Market on which the Company's Common Stock is listed or traded and Investor will comply with any requests that the SEC makes in connection with the Filing of the Registration Agreement to ensure such compliance. Neither the Investor nor its affiliates has an open short position in the Common Stock of the Company, the Investor agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock, provided that the Company acknowledges and agrees that upon receipt of an Drawdown Notice the Investor has the right to sell the shares to be issued to the Investor pursuant to the Drawdown Notice during the applicable Pricing Period. At the request of the Company, the Investor will provide the Company with periodic reports no less often than bi-monthly that reflects all of its trading activity during the period as well as the current location, accounts and status of all shares of Common Stock delivered to Investor.

Section 3.9. No Registration as a Dealer. The Investor is not and will not be required to be registered as a "dealer" under the 1934 Act, either as a result of its execution and performance of its obligations under this Agreement or otherwise.

Section 3.10. Good Standing. The Investor is an entity, duly organized, validly existing and in good standing under the laws of its state of formation and any jurisdiction in which it is conducting business.


                           ARTICLE IV
              Representations and Warranties of the Company

Except as stated below, on the disclosure schedules attached hereto or in the SEC Documents (as defined herein), the Company hereby represents and warrants to, and covenants with, the Investor that the following are true and correct as of the date hereof:

Section 4.1. Organization and Qualification. The Company is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on The Company taken as a whole.

Section 4.2. Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and any related agreements, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement and assuming the execution and delivery thereof and acceptance by the Investor and any related agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

Section 4.2.2. Capitalization. The authorized capital stock of the Company consists of common stock, $0.001 par value per share:
150,000,000 authorized; 53,100,000 shares issued and outstanding for
March 15, 2010.   All of such outstanding shares have been validly
issued and are fully paid and nonassessable. Except as disclosed in the SEC Documents, no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances
suffered or permitted by the Company.   Except as disclosed in the SEC
Documents, or as set forth on Exhibit 4.2 attached hereto, as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities (iii) there are no outstanding registration statements and
(iv) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein. The Company has furnished to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

Section 4.3. No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or By-laws or
(ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any material property or asset of the Company or any of its subsidiaries is bound or affected and which would cause a Material Adverse Effect. Except as disclosed in the SEC Documents, neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company is not being conducted in violation of any material law, ordinance, regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is unaware of any fact or circumstance which might give rise to any of the foregoing.

Section 4.4.  SEC Documents; Financial Statements.   As of the date
hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to
the reporting requirements of the 1934 Act.    As of their respective
dates, to the Company's knowledge, the financial statements of the Company disclosed in the SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.5. No Default. Except as disclosed in Exhibit 4.5, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or any of the exhibits or attachments hereto will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under its Certificate of Incorporation, By-Laws, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound, or any statute, or any decree, judgment, order, rules or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, in each case which default, lien or charge is likely to cause a Material Adverse Effect on the Company's business or financial condition.

Section 4.6. Absence of Events of Default. Except for matters described in Exhibit 4.6 and/or this Agreement, no Event of Default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a Material Adverse Effect on the Company's business, properties, prospects, financial condition or results of operations.

Section 4.7. Intellectual Property Rights. The Company own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to
conduct their respective businesses as now conducted.   The Company do
not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and The Company are unaware of any facts or circumstances which might give rise to any of the foregoing.

Section 4.8.  Employee Relations.   The Company is involved in any
labor dispute nor, to the knowledge of the Company is any such dispute threatened. None of the Company's employees is a member of a union and the Company believes that its relations with their employees are good.

Section 4.9. Environmental Laws. The Company is (i) in compliance with any and all applicable material foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, except where failure to comply would not have a Material Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company taken as a whole, and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

Section 4.10. Title. Except as set forth in Exhibit 4.10, the Company has good and marketable title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

Section 4.11. Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which The Company are engaged. The Company has not been refused any insurance coverage sought or applied for and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company.

Section 4.12. Regulatory Permits. The Company possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where failure to comply would not have a Material Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

Section 4.13. Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Representation by the company relating to internal controls will be made on the Execution Date.

Section 4.14. No Material Adverse Breaches, etc. Except as set forth in Exhibit 4.14, neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries taken as a whole.

Section 4.15.  Absence of Litigation.  Except as set forth in Exhibit
4.15 , there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company or the Common Stock, wherein an unfavorable decision, ruling or finding would (i) have a Material Adverse Effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) except as expressly disclosed in the SEC Documents, have a Material Adverse Effect on the business, operations, properties, financial condition or results of operation of The Company taken as a whole.

Section 4.16. Subsidiaries. Except as disclosed in Exhibit 4.16, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

Section 4.17. Tax Status. Except as disclosed in Exhibit 4.17, the Company has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

Section 4.18.  Certain Transactions.  Except as set forth in Exhibit
4.18 none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Section 4.19. Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

Section 4.20. Use of Proceeds. The Company shall use the net proceeds from this offering for general corporate purposes, including, without limitation, the payment of loans incurred by the Company, including loans owed to officers, directors and/or affiliates of the Company. However, in no event shall the Company use the net proceeds from this offering for the payment (or loan to any such person for the payment) of any judgment, or other liability, incurred by any executive officer, officer, director or employee of the Company, except for any liability owed to such person for services rendered, or if any judgment or other liability is incurred by such person originating from services rendered to the Company, or the Company has indemnified such person from liability.

Section 4.21.  Further Representation and Warranties of the
Company. For so long as any securities issuable hereunder held by the Investor remain outstanding, the Company acknowledges, represents, warrants and agrees that it will maintain the listing of its Common Stock on the Principal Market.

Section 4.22. Opinion of Counsel. The Company will obtain for the Investor, at the Company's expense, any and all opinions of counsel which may be reasonably required in order to sell the securities issuable hereunder without restriction.

Section 4.23. Dilution. The Company is aware and acknowledges that issuance of shares of the Company's Common Stock could cause dilution to existing shareholders and could significantly increase the outstanding number of shares of Common Stock.

Section 4.24. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the shares of Common Stock offered hereby.




                         ARTICLE V
                      Indemnification

The Investor and the Company represent to the other the following with respect to itself:

Section 5.1.  Indemnification.

	(a) In consideration of the Investor's execution and delivery of this Agreement, and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, and all of its officers, directors, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Investor Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith, and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Investor Indemnitee not arising out of any action or inaction of an Investor Indemnitee, and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Investor Indemnitees. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

	 (b) In consideration of the Company's execution and delivery of this Agreement, and in addition to all of the Investor's other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Company Indemnitees") from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor, (b) any breach of any covenant, agreement or obligation of the Investor(s) contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on misrepresentations or due to a breach by the Investor and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company
Indemnitees. To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

	(c) The obligations of the parties to indemnify or make contribution under this Section 5.1 shall survive termination.


                           ARTICLE VI
                     Covenants of the Company

Section 6.1. Registration S. The Company shall deliver instructions to its transfer agent to issue Common Stock to the Investor pursuant to the rules and regulations of Regulation S.

Offshore resales under Regulation S are set out in Rule 904. Rule 904 states that "an offer or sale of securities by any person other than the issuer, a distributor, any of their respective affiliates (except any officer or director who is an affiliate solely by virtue of holding such position), or any person acting on behalf of any of the foregoing, shall be deemed to occur outside the United States within the meaning of Rule 901 if:

-  The offer or sale are made in an offshore transaction;
- No directed selling efforts are made in the United States by the seller, an affiliate, or any person acting on their behalf;
and . . .

Resale limitations on securities sold under Regulation S are outlined in Rule 905 of Regulation S. Rule 905 states "Equity securities of domestic issuers acquired from the issuer, a distributor, or any of their respective affiliates in a transaction subject to the conditions of Rule 901 or Rule 903 are deemed to be "restricted securities" as
defined in Rule 144.   Resales of any of such restricted securities by
the offshore purchaser must be made in accordance with Regulation S or the registration requirements of the Act or an exemption therefrom.

Section 6.2. Listing of Common Stock. The Company shall maintain the Common Stock's authorization for quotation on the Principal Market.

Section 6.3. Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(g) of the Exchange Act, will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Exchange Act.

Section 6.4. Transfer Agent Instructions. The Company shall deliver instructions to its transfer agent to issue shares of Common Stock pursuant to Regulation S to the Investor on or before each Advance Date.

Section 6.5. Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

Section 6.6. Notice of Certain Events Affecting Suspension of Right to Make an Advance. The Company will immediately notify the Investor upon its becoming aware of the occurrence of any of the following events:
(i) receipt of any request for additional information by the SEC or any other Federal or state governmental authority, and (ii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not deliver to the Investor any Drawdown Notice during the continuation of any of the foregoing events.

Section 6.7. Restriction on Sale of Capital Stock. During the Commitment Period, the Company shall not, without the prior written consent of the Investor, (i) except on exercise of the type of instruments referred to in (ii) of this subsection, below, issue or sell any Common Stock without consideration or for a consideration per share less than 95% of the VWAP of the Common Stock determined immediately prior to its issuance, (ii) issue or sell any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than the 95% of the Common Stock determined immediately prior to the issuance of such security or instrument. Consent will not be unreasonably withheld.

Section 6.8. Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

Section 6.9. Issuance of the Company's Common Stock. The sale of the shares of Common Stock shall be made in accordance with the provisions and requirements of Regulation D and any applicable state securities law.

Section 6.10. Review of Public Disclosures. All SEC filings (including, without limitation, all filings required under the Exchange Act, which include Forms 10-Q and 10-QSB, 10-K and 10K-SB, 8-K, etc) and other public disclosures made by the Company, including, without limitation, all press releases, investor relations materials, and scripts of analysts meetings and calls, shall be reviewed and approved for release by the Company's attorneys and, if containing financial information, the Company's independent certified public accountants.

Section 6.11. Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock or (ii) sell, bid for or purchase the Common Stock, or pay anyone any compensation for soliciting purchases of the Common Stock.


                            ARTICLE VII
         Conditions for Advance and Conditions to Closing

Section 7.1.  Conditions Precedent to the Obligations of the
Company. The obligation hereunder of the Company to issue and sell the shares of Common Stock to the Investor incident to each Closing is subject to the satisfaction, or waiver by the Company, at or before each such Closing, of each of the conditions set forth below.

	(a) Accuracy of the Investor's Representations and
Warranties. The representations and warranties of the Investor shall be true and correct in all material respects.

	(b) Performance by the Investor. The Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

Section 7.2. Conditions Precedent to the Right of the Company to Deliver a Drawdown Notice. The right of the Company to deliver an Drawdown Notice is subject to the fulfillment by the Company, on such Drawdown Notice (a "Condition Satisfaction Date"), of each of the following conditions:

	(a) Authority. The Company shall have obtained all permits and qualifications required by any applicable state in accordance for the offer and sale of the shares of Common Stock, or shall have the availability of exemptions therefrom. The sale and issuance of the shares of Common Stock shall be legally permitted by all laws and regulations to which the Company is subject.

	(b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

	(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

	(d) No Suspension of Trading in or Delisting of Common
Stock. The trading of the Common Stock is not suspended by the SEC or the Principal Market (if the Common Stock is traded on a Principal Market). The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market (if the Common Stock is traded on a Principal Market). The Company shall not have received any notice threatening the continued listing of the Common Stock on the Principal Market (if the Common Stock is traded on a Principal Market).

	(e) Maximum Advance Amount. The amount of an Advance requested by the Company shall not exceed the Maximum Advance Amount. In addition, in no event shall the number of shares issuable to the Investor pursuant to an Advance cause the aggregate number of shares of Common Stock beneficially owned by the Investor and its affiliates to exceed nine and 9/10 percent (9.9%) of the then outstanding Common Stock of the Company. For the purposes of this section beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

 	(f) Executed Drawdown Notice. The Investor shall have received the Drawdown Notice executed by an officer of the Company and the representations contained in such Drawdown Notice shall be true and correct as of each Condition Satisfaction Date.


                        ARTICLE VIII
   Due Diligence Review; Non-Disclosure of Non-Public Information

Section 8.1.  Non-Disclosure of Non-Public Information.

	(a) The Company covenants and agrees that it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information to the Investor without also disseminating such information to the public, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides the Investor with the opportunity to accept or refuse to accept such material non-public information for review.

	(b) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the SEC documents would cause such SEC document to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.1 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the SEC documents contains an untrue statement of material fact or omits a material fact required to be stated in the SEC documents or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.


                            ARTICLE IX
                   Choice of Law/Jurisdiction

Section 9.1. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the state of Nevada without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Nevada for the adjudication of any civil action asserted pursuant to this paragraph.


                            ARTICLE X
                     Assignment; Termination

Section 10.1. Assignment. Neither this Agreement nor any rights of the Company hereunder may be assigned to any other Person.

Section 10.2.  Termination.

	(a)  The obligations of the Investor to make Advances under
Article II hereof shall terminate thirty-six (36) months after the Execution Date.

	(b) The obligation of the Investor to make an Advance to the Company pursuant to this Agreement shall terminate permanently (including with respect to an Advance Date that has not yet occurred) in the event that the Company shall at any time fail materially to comply with the requirements of Article VI and such failure is not cured within thirty (30) days after receipt of written notice from the Investor.


                             ARTICLE XI
                              Notices

Section 11.1. Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:



If to the Company:

Amerilithium Corp.
Suite 100
297 Kingsbury Grade
Lake Tahoe, Nevada 89449-4470
(775) 996-2212 facsimile

If to the Investor:
Sunrise Energy Investments, Ltd.
C.J. Hambross Plass 2C
Oslo 0164
Norway
Co. Number: 155 9935

Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.


                          ARTICLE XII
                        Miscellaneous

Section 12.1. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof, though failure to deliver such copies shall not affect the validity of this Agreement.

Section 12.2. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

Section 12.3. Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 12.4.  Fees and Expenses.   Each of the parties shall pay its
own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby.

Section 12.5. Confidentiality. If for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party (except information publicly available or in such party's domain prior to the date hereof, and except as required by court order or applicable laws) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herein.

IN WITNESS WHEREOF, the parties hereto have caused this Drawdown Equity Financing Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

SUNRISE ENERGY INVESTMENTS, INC.

By: /s/Steven Draytew


AMERILITHIUM CORP.

By:  /s/Matthew Worrall
Name: Matthew Worrall





                          EXHIBIT A
                       DRAWDOWN NOTICE

Amerilithium Corp.

The undersigned, Matthew Worrall hereby certifies, with respect to the sale of shares of Common Stock of Amerilithium Corp. (the "Company") issuable in connection with this Drawdown Notice, delivered pursuant to the Drawdown Equity Financing Agreement (the "Agreement"), as follows:

1. The undersigned is the duly elected chief executive officer of the Company.

2. The Company has performed in all material respects all covenants and agreements to be performed by the Company and has complied in all material respects with all obligations and conditions contained in the Agreement on or prior to the Drawdown Notice Date, and shall continue to perform in all material respects all covenants and agreements to be performed by the Company through the applicable Advance Date. All conditions to the delivery of this Drawdown Notice are satisfied as of the date hereof.

3. The undersigned hereby represents, warrants and covenants that it has made all filings ("SEC Filings") required to be made by it pursuant to applicable securities laws (including, without limitation, all filings required under the Securities Exchange Act of 1934, which include Forms 10-Q or 10-QSB, 10-K or 10-KSB, 8-K, etc.). All SEC Filings and other public disclosures made by the Company, including, without limitation, all press releases, analysts meetings and calls, etc. (collectively, the "Public Disclosures"), have been reviewed and approved for release by the Company's attorneys and, if containing financial information, the Company's independent certified public accountants. None of the Company's Public Disclosures contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4. The Advance requested is $200,000.00.

The undersigned has executed this Certificate this 8th day of April
2010.

Amerilithium Corp.


By: /s/Matthew Worrall
Name: Matthew Worrall






                             EXHIBITS

EXHIBIT 4.2.


EXHIBITS      4.5,    4.6,   4.10      4.14      and     4.15

None

EXHIBIT 4.16

None

EXHIBIT 4.17

1.  Tax Status


EXHIBIT 4.18

1. Certain Transactions